Exhibit 99.2 - Joint Filer Information and Signature

Joint Filers:

1.	Name:	Brookfield Property General Partner Limited
	Address:	73 Front Street, 5th Fl., Hamilton HM 12 Bermuda

BROOKFIELD PROPERTY GENERAL PARTNER LIMITED

		By:	/s/ Jane Sheere	04/16/2013
		Name:	Jane Sheere	Date
		Title:	Secretary

2.	Name:	Brookfield Property GP L.P.
	Address:	73 Front Street, 5th Fl., Hamilton HM 12 Bermuda

BROOKFIELD PROPERTY GP L.P.

		By:	1648287 Alberta ULC, its general partner

		By:	/s/ Steven Douglas	04/16/2013
		Name:	Steven Douglas	Date
Title:

3.	Name:	Brookfield Property L.P.
	Address:	73 Front Street, 5th Fl., Hamilton HM 12 Bermuda

BROOKFIELD PROPERTY L.P.

		By:	Brookfield Property GP LP, its general partner

		By:	1648287 Alberta ULC, its general partner

		By:	/s/ Steven Douglas	04/16/2013
		Name:	Steven Douglas	Date
		Title:	Director

4.	Name:	Brookfield BPY Holdings (US) Inc.
	Address:	181 Bay Street, Suite 300, Toronto, Ontario, Canada M5J 2T3

BROOKFIELD BPY HOLDINGS (US) INC.

		By:	/s/ Steven Douglas	04/16/2013
		Name:	Steven Douglas	Date
		Title:	Director

5.	Name:	CANHOLDCO 1 ULC
	Address:	181 Bay Street, Suite 300, Toronto, Ontario, Canada M5J 2T3

CANHOLDCO 1 ULC

		By:	/s/ Steven Douglas	04/16/2013
		Name:	Steven Douglas	Date
		Title:	Director

6.	Name:	CANHOLDCO 3 ULC
	Address:	181 Bay Street, Suite 300, Toronto, Ontario, Canada M5J 2T3

CANHOLDCO 3 ULC

		By:	/s/ Steven Douglas	04/16/2013
		Name:	Steven Douglas	Date
		Title:	Director

7.	Name:	CANHOLDCO 4 ULC
	Address:	181 Bay Street, Suite 300, Toronto, Ontario, Canada M5J 2T3

CANHOLDCO 4 ULC

		By:	/s/ Steven Douglas	04/16/2013
		Name:	Steven Douglas	Date
		Title:	Director

8.	Name:	CANHOLDCO 2 ULC
	Address:	181 Bay Street, Suite 300, Toronto, Ontario, Canada M5J 2T3

CANHOLDCO 2 ULC

		By:	/s/ Steven Douglas	04/16/2013
		Name:	Steven Douglas	Date
		Title:	Director